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                                                                 EXHIBIT 10.1(a)
                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT


        AMENDMENT (this "Amendment"), dated this 20th day of November, 2000, by and between i3 MOBILE, INC. ("i3 Mobile") and STEPHEN G. MALONEY ("Maloney").

        WHEREAS, i3 Mobile and Maloney are parties to that certain Employment Agreement, dated as of January 1, 1999 (the "Employment Agreement");

        WHEREAS, i3 Mobile and Maloney desire to amend the terms of the Employment Agreement.

        NOW, THEREFORE, in consideration of the mutual premises and upon the terms and subject to the conditions set forth herein, the parties hereto agree as follows:

        1. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Employment Agreement.

        2. The "WITNESSETH" section of the Employment Agreement is hereby amended by deleting the first paragraph thereof and replacing it with the following:

                "i3 Mobile is desirous of employing Maloney as Chairman of the Board of Directors and Chief Strategist of i3 Mobile and Maloney is desirous of serving i3 Mobile in such capacities, all upon the terms and subject to the conditions hereinafter provided."

        3. Section 2 of the Employment Agreement is hereby amended by deleting the entire section and replacing it with the following:

                "The employment of Maloney by i3 Mobile as provided in Section 1 will be for a period commencing as of January 1, 1999 and continuing until December 31, 2000 (the "Term"), at which time a new employment agreement between Maloney and i3 Mobile of even date herewith shall take effect."

        4. Section 3 of the Employment Agreement is hereby amended by deleting the first paragraph thereof and replacing it with the following:

                "Maloney shall serve as Chairman of the Board of Directors and Chief Strategist of i3 Mobile, shall preside at all meetings of the stockholders and the Board of Directors of i3 Mobile and shall be responsible for establishing the overall strategic direction of i3 Mobile, subject to the general policy directions of the Board of Directors of i3 Mobile. Maloney shall also have such other powers and perform such other duties as may from time to time be assigned to him by the Board of Directors of i3 Mobile, provided that the nature of Maloney's powers and duties so assigned shall not be inconsistent with Maloney's positions and duties hereunder."

        5. Section 15 of the Employment Agreement is hereby amended by deleting the words "Chairman of the Board" in the i3 Mobile address subsection and replacing them with "Chief Executive Officer".

        6. Except as set forth in this Amendment, all other terms and provisions of the Employment Agreement shall remain in full force and effect and are incorporated herein by reference.

        7. In the event of any conflict between the terms of the Employment Agreement and the Amendment, the terms of the Amendment shall govern.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                    i3 MOBILE, INC.

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                                    By:    /s/ John A. Lack
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                                           John A. Lack
                                           President and Chief Executive Officer

                                           /s/ Stephen G. Maloney
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                                           Stephen G. Maloney